Household Consumer Loan Trust, 1995-1
Series 1995-1 Owner Trust Calculations
Due Period Ending	Apr 30, 2001
Payment Date	May 15, 2001

Calculation of Interest Expense

Index (LIBOR)	5.038750%
Accrual end date, accrual beginning date and days in Interest Period	May 15, 2001	Apr 16, 2001	29
	Class A			Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	101,942,147			75,469,871	7,139,042	19,421,566
Previously unpaid interest/yield	0			0	0
Spread to index	0.24%			0.625%	1.03%
Rate (capped at 13.0%, 15%, 16%)	5.278750%			5.663750%	6.068750%
Interest/Yield Payable on the Principal Balance	433,491			344,329	34,901
Interest on previously unpaid interest/yield	0			0	0
Interest/Yield Due	433,491			344,329	34,901
Interest/Yield Paid	433,491			344,329	34,901

Summary

Beginning Security Balance	101,942,147			75,469,871	7,139,042	19,421,566
Beginning Adjusted Balance	101,942,147			75,469,871	7,139,042
Principal Paid	4,553,466			3,370,802	318,860	909,642
Ending Security Balance	97,388,680			72,099,069	6,820,182	18,554,417
Ending Adjusted Balance	97,388,680			72,099,069	6,820,182
Ending Certificate Balance as % Participation Interest Invested Amount					3.5000%
Targeted Balance	97,431,174			72,099,069	6,820,182
Minimum Adjusted Balance				61,666,667	5,833,333	15,833,333
Certificate Minimum Balance					5,905,109
Ending OC Amount as Holdback Amount						18,554,417
Ending OC Amount as Accelerated Prin Pmts						0

Beginning Net Charge offs	0			0	0	0
Reversals	0			0	0	0
Charge offs	0			0	0	0
Ending Net Charge Offs	0			0	0	0

Interest/Yield Paid per $1000	1			$2	$1
Principal Paid per $1000	6			$20	$11